UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2017

PURA NATURALS, INC.
(Exact Name of Registrant as Specified in Charter)
COLORADO	000-54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
 (Registrant's telephone number, including area code)
Yummy Flies, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 23, 2017 (the "Effective Date"), Mr. Akio Ariura, age 59, was appointed as the Chief Financial Officer of Pura Naturals, Inc. (the "Company") in accordance with the terms of an offer letter executed as of May 23, 2017 (the "Offer Letter").  Mr. Ariura's appointment will begin June 1, 2017.  Mr. Ariura will replace Robert Doherty who served as the Company's Chief Financial Officer. Mr. Doherty will continue to serve as the Chief Executive Officer.

Prior to the Effective Date, since July 2015 until February 2017, Mr. Ariura served as the Chief Financial Officer of Spiral Toys, Inc, a publicly-traded corporation engaged in providing mobile-connected, wireless entertainment technology.  From April 2014 until joining Spiral Toys, Inc. Mr. Ariura served as an independent contractor for various entities such as Kibush Capital Corporation, providing accounting and other financial and management services.  From August 2006, Mr. Ariura was first, the Chief Financial Officer, and from November 2008 until April 2014, the Chief Financial and Operating Officer, of Radient Pharmaceuticals Corporation, a former publicly-traded corporation engaged in the research, development, manufacturing, sale and marketing of the Onko-Sure ® test kit, a proprietary in-vitro diagnostic cancer test.  From September 2004 until joining Radient Pharmaceuticals Corporation, Mr. Ariura was employed by Resources Global Professionals, providing both public and private companies with consulting services relating to Sarbanes-Oxley compliance, SEC filings and special project financial and management services.  Mr. Ariura received a B.S. in Business Administration from University of Southern California.

There are no family relationships between Mr. Ariura and any of the Company's directors or executive officers.  There is no transaction or any currently proposed transaction (other than the transaction reported herein), in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which Mr. Ariura had or will have a direct or indirect material interest.

Mr. Ariura is an employee at will.  Upon termination of his employment, unless the Company and Mr. Ariura agree in writing to another arrangement, Mr. Ariura will be entitled to receive any accrued and unpaid compensation earned up to and including the date of his termination.

Appointment of Directors

Effective May 23, 2017, the Pura Naturals Board of Directors appointed Daniel Kryger and Derek Duhame to the Board of Directors.

Mr. Kryger has an impressive background with over 30 years of experience in financial and regulatory compliance with expertise in operations management, efficiency improvement, and strategic planning. Primary responsibilities will be focused on managing Pura Naturals strategic relations.

Mr. Duhame, our President, is an empowering and team-inspiring leader with a history of building, training and mentoring high performing marketing campaigns and cross-functional teams. Derek has consistently performed at high levels and has increased market share, profitability, and sales productivity for organizations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURA NATURALS, INC.
May 26, 2017	By: /s/ Robert Doherty
Robert Doherty Chief Executive Officer